UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2021, Ammo, Inc. (“we” or “us”), entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Alexander Capital, L.P., as representatives of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment public offering of 20,000,000 newly issued shares of our common stock at a public offering price of $5.00 per share. Under the terms of the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of common stock from us. The closing of the offering is expected to take place on March 16, 2021, subject to customary closing conditions.

The gross proceeds to us from the sale of 20,000,000 shares of common stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $100,000,000. If the Underwriters exercise their option to purchase additional shares in full, the gross proceeds to us from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $115,000,000. We intend to use the net proceeds from this offering for general corporate and working capital purposes, including debt reduction and capital expenditures. In addition, we may use a portion of the proceeds for potential acquisitions.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The shares of common stock being sold by us have been registered pursuant to a registration statement on Form S-3 (File No. 333-253192), which the Securities and Exchange Commission (the “Commission”) declared effective on February 24, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the Commission on March 15, 2021.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Lucosky Brookman LLP related to the shares of common stock to be sold in the offering is filed as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On March 12, 2021, we issued a press release announcing we had priced the offering. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between Ammo, Inc. and Roth Capital Partners, LLC and Alexander Capital, L.P., as representatives, dated March 12, 2021
5.1 23.1	Opinion of Lucosky Brookman LLP Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Press Release dated March 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: March 15, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer